UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2009

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Connell Drive, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on April 3, 2009, on April 2, 2009 Genta Incorporated (the “Company”) closed on a securities purchase agreement (the “Securities Purchase Agreement”), with certain accredited institutional investors listed on the signature page thereto, to place up to $12 million of senior secured convertible notes (the “2009 Notes”) and corresponding warrants (the “Warrants”) to purchase common stock with such investors (the “Financing”).  The Company closed with gross proceeds of approximately $6 million of such 2009 Notes and Warrants and with net proceeds of approximately $5.2 million after deducting commissions and estimated expenses.  With such net proceeds from the initial closing, and assuming the remaining $6 million does not close, the Company believes that it has sufficient working capital and cash on hand until June 2009.

As previously disclosed, attached are complete copies of each of the form of senior secured convertible note, form of warrant, form of Securities Purchase Agreement, form of Security Agreement and form of Consent Agreement.  The foregoing description of the Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Senior Secured Convertible Note.

4.2	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Security Agreement.

10.3	Form of Consent Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Gary Siegel
Vice President, Finance (Principal Financial and Accounting Officer) and Interim Corporate Secretary

Dated:   April 6, 2009